                                                                    EXHIBIT 99.1

                                  (LETTERHEAD)


Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
425 Franklin Road, Suite 545
Marietta, Georgia 30067

Re: P970019
    LithoTron(TM) Lithotripsy System
    Dated: May 16, 1997
    Amended: June 10, 1997

Dear Ms. Marlow:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has reviewed your premarket approval application (PMA) which requests approval for the LithoTron(TM) Lithotripsy System. We are pleased to inform you that CDRH has determined that the PMA is approvable subject to an FDA inspection that finds the manufacturing facilities, methods and controls in compliance with the applicable device Good Manufacturing Practice Regulations (21 CFR Part 820). Where appropriate, please amend the PMA to include any relevant information regarding the manufacturing facilities, methods or controls not previously submitted. If you have a manufacturing facility which is not prepared for production of the device, amend the PMA as soon as possible and notify your District Office to indicate when the facility will be prepared to produce the device so that the FDA inspection can be rescheduled. If you have any questions regarding the status of your GMP inspection please contact your District Office or the Office of Compliance at
(301) 594-4695.

CDRH will issue an approval order after the inspectional findings have been reviewed and determined to be acceptable. You may not begin commercial distribution of the device manufactured at your facility until you have received an approval order.

There are other options in lieu of amending the PMA as indicated above and/or awaiting a CDRH approval decision based upon the findings of an FDA inspection of the manufacturing facility. You may choose to withdraw the PMA or you may treat this letter as a formal denial of approval. If you choose the latter, you may request administrative review, either through a hearing or review by an independent advisory committee, under section 515(d)(3) and 515(g) of the Federal Food, Drug, and Cosmetic Act by filing a petition with the Food and Drug Administration, Dockets Management Branch (HFA-305), Room 1-23, 12420 Parklawn Drive, Rockville, Maryland 20857, within 30 days of the date you receive this letter. A petition for administrative review must be submitted in accordance with general administrative procedures for submission of documents to the Dockets Management Branch (21 CFR 10.20) and in the form of a petition for reconsideration (21 CFR 10.33). After reviewing the petition, FDA will decide whether to grant or deny the petition and will publish a

Page 2 - Ms. Marie E. Marlow


notice of its decision in the FEDERAL REGISTER. If FDA grants the petition, the notice will state the issues to be reviewed, the form of the review to be used, the persons who may participate in the review, the time and place where the review will occur, and other details.

All amendments to the PMA should be submitted in triplicate to the address below and reference the above PMA number to facilitate processing.

     PMA Document Mail Center (HFZ-401)
     Center for Devices and Radiological Health
     Food and Drug Administration
     9200 Corporate Boulevard
     Rockville, Maryland 20850

If you have any questions concerning this approvable letter, please contact Russell P. Pagano, Ph.D., at (301) 594-2194.

                                        Sincerely yours,


                                        /s/ Kimber Richter, M.D.
                                        --------------------------------
                                        Kimber Richter, M.D.
                                        Deputy Director, Clinical
                                         and Review Policy
                                        Office of Device Evaluation
                                        Center for Devices and
                                         Radiological Health

                                  [Letterhead]




Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
425 Franklin Road Suite 545
Marietta, Georgia 30067


Re:  G960122/S9
     LithoTron(TM) Lithotripsy System
     Indications for Use: For use in patients with renal and upper ureteral calculi between 4 and 20 mm in size

     Dated: December 19, 1997
     Received: December 24, 1997
     HCFA Reimbursement Category: B2

Dear Ms. Marlow:

The Food and Drug Administration (FDA) acknowledges the termination of your investigation and the submission of the final report.

FDA now considers this IDE application closed.

                                        Sincerely yours,

                                        /s/ Carolyn Y. Newland
                                        -------------------------------
                                        for Lillian Yin, Ph.D.
                                        Director, Division of Reproductive,
                                          Abdominal, Ear, Nose and Throat,
                                          and Radiological Devices
                                        Office of Device Evaluation
                                        Center for Devices and
                                          Radiological Health

                                  [Letterhead]


November 06, 1997

MARIE E. MARLOW
HEALTHTRONICS, INC.
425 FRANKLIN ROAD,
SUITE 545
MARIETTA, GA 30067

Dear MRS. MARLOW:

On 04-NOV-97 you contacted the Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) to determine if a proposed PMA supplement qualifies for review under the "Real-Time" Review Program. CDRH has determined that your submission has been accepted for "Real-Time" review. To facilitate tracking of either of these decisions, CDRH has assigned the future PMA supplement a unique document control number, P970019/001. Please include that PMA supplement number in the cover letter of your future PMA supplement.

If your request for "Real-Time" review has been accepted, include in the cover letter for the actual submission in the header - "REAL-TIME" REVIEW. You may be requested to submit additional copies of the supplement to permit review in the "Real-Time" format. Any identical extra copies should be clearly bolded - "REAL-TIME" REVIEW EXTRA COPIES and should include the name of the Division or Branch contact person and be addressed directly to the Division or Branch.

Any questions concerning this acknowledgment letter should be directed to the undersigned at (301)594-5072. all future correspondence regarding this PMA supplement should be identified with the PMA supplement number assigned above and should be submitted with the required number of copies to:



          PMA Document Mail Center (HFZ-401)
          Center for Devices and Radiological Health
          Food and Drug Administration
          9200 Corporate Blvd.
          Rockville, Maryland 20850


                                     Sincerely,

                                     /s/ Contractor Jeffrey B. Barge

                                     Peter Zaudtke
                                     Acting Program Manager
                                     Division of Reproductive, Abdominal,
                                       Ear, Nose and Throat, and
                                       Radiological Devices
                                     Office of Device Evaluation
                                     Center for Devices and
                                       Radiological Health

                                  [LETTERHEAD]


Ms. Marie Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics
425 Franklin Road Suite 545
Marietta, Georgia  30067

Re:  P970019/S1
     LithoTron(TM) Lithotripsy System
     Filed:   November 5, 1997

Dear Ms. Marlow:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has completed its evaluation of your premarket approval application (PMA) supplement which qualified for review under the Real-Time Review Program. We have reviewed your application during a teleconference on November 10.

Your supplement requested approval to offer the HealthTronics LithoTron(TM)Lithotripsy System in both a mobile and transportable version. Based upon the information submitted, the PMA supplement is approved subject to the conditions described below and in the "Conditions of Approval" (enclosed). You may begin commercial distribution of the device as modified by your PMA supplement upon receipt of this letter.

The sale, distribution, and use of this device are restricted to prescription use in accordance with 21 CFR 801.109 within the meaning of section 520(c) of the Federal Food, Drug, and Cosmetic act (the act) under the authority of section 515(d)(1)(B)(ii) of the act. FDA has also determined that to ensure the safe and effective use of the device that the device is further restricted within the meaning of section 520(e) under the authority of section 515(d)(1)(B)(ii), (1) insofar as the labeling specify the requirements that apply to the training of practitioners who may use the device as approved in this order and (2) insofar as the sale, distribution, and use must not violate sections 502(q) and (r) of the act.

failure to comply with the conditions of approval as attached invalidates this approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the act.

You are reminded that as soon as possible, and before commercial distribution of your device, that you must submit an amendment to this PMA submission with copies of all approved labeling in final printed form.

Page 2 - Ms. Marie Marlow

All required documents should be submitted in triplicate, unless otherwise specified, to the address below and reference the above PMA number to facilitate processing.

        PMA Document Mail Center (HFZ-401)
        Center for Devices and Radiological Health
        Food and Drug Administration
        9200 Corporate Blvd.
        Rockville, Maryland  20850

We are interested in continuing to improve the Real-Time PMA Program. If you have any suggestions for how we can modify it, please send a facsimile to Bonnie Markovitz at (301) 827-2930 or an electronic message to her at BAM@CDRH.FDA.GOV at CDRH.

If you have questions concerning this approval order, please contact Russell Pagano, Ph.D., at (301) 589-2194.


                                           Sincerely yours,


                                     /s/ Robert R. Nothing
                                     -----------------------
                                     for Lillian Yin. Ph.D.
                                     Director. Division of Reproductive,
                                       Abdominal, Ear, Nose and Throat,
                                       and Radiological Devices
                                     Office of Device Evaluation
                                     Center for Devices and
                                       Radiological Health

Enclosure

                                  [Letterhead]





Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
425 Franklin Road, Suite 545
Marietta, Georgia  30067

Re:  P970019
     LithoTron(TM) Lithotripsy System
     Filed:  May 16, 1997
     Amended:  June 10, 1997

Dear Ms. Marlow:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has completed its review of your premarket approval application (PMA) for the LithoTron(TM) Lithotripsy System. This device is indicated for use in patients with renal and upper ureteral calculi between 4 and 20 mm in size. We are pleased to inform you that the PMA is approved subject to the conditions described below and in the "Conditions of Approval" (enclosed). You may begin commercial distribution of the device upon receipt of this letter.

The sale, distribution, and use of this device are restricted to prescription use in accordance with 21 CFR 801.109 within the meaning of section 520(e) of the Federal Food, Drug, and Cosmetic Act (the act) under the authority of section 515(d)(1)(B)(ii) of the act. FDA has also determined that to ensure the safe and effective use of the device that the device is further restricted within the meaning of section 520(e) under the authority of section 515(d)(1)(B)(ii), (1) insofar as the labeling specify the requirements that apply to the training of practitioners who may use the device as approved in this order and (2) insofar as the sale, distribution, and use must not violate sections 502(q) and (r) of the act.

In addition to the postapproval requirements in the enclosure, you have agreed to develop a protocol to collect long-term data to study the effect of your device on hypertension to fulfill the postapproval study requirements. The postapproval reports shall include a summary of your progress regarding the completion of the postapproval study requirements, including any available results.

CDRH will publish a notice of its decision to approve your PMA in the FEDERAL REGISTER. The notice will state that a summary of the safety and effectiveness data upon which the approval is based is available to the public upon request. Within 30 days of publication of the notice of approval in the FEDERAL REGISTER, any interested person may seek review of this decision by requesting an opportunity for administrative review, either through a hearing or review by an independent advisory committee, under section 515(g) of the act.

Page 2 - Ms. Marie E. Marlow


Failure to comply with the conditions of approval invalidates this approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the act.

You are reminded that as soon as possible, and before commercial distribution of your device, that you must submit an amendment to this PMA submission with copies of all approved labeling in final printed form.

All required documents should be submitted in triplicate, unless otherwise specified, to the address below and should reference the above PMA number to facilitate processing.

          PMA Document Mail Center (HFZ-401)
          Center for Devices and Radiological Health
          Food and Drug Administration
          9200 Corporate Boulevard
          Rockville, Maryland  20850

If you have any questions concerning this approval order, please contact Russell P. Pagano, Ph.D., at (301) 594-2194.


                                         Sincerely yours,

                                     /s/ Kimber C. Richter
                                         -------------------------
                                         Kimber Richter, M.D.
                                         Deputy Director, Clinical
                                           and Review Policy
                                         Office of Device Evaluation
                                         Center for Devices and
                                           Radiological Health


Enclosure

                                  [Letterhead]



Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
425 Franklin Road, Suite 545
Marietta, Georgia  30067

Re:  G960122/S8
     LithoTron(TM) Lithotripsy System
     Dated:  July 11, 1997
     Received:  July 15, 1997


The Food and Drug Administration (FDA) has reviewed the supplement to your investigational device exemptions (IDE) application proposing an expansion of your investigation to include an additional 100 subjects. Your supplement is approved and you may implement that change at an institution in accordance with the investigational site waiver granted in our July 5, 1996, letter, amended to reflect a limit of 400 subjects. Your investigation is now limited to 4 institutions and 400 subjects.

We would like to point out that FDA approval of your IDE supplement does not imply that this investigation will develop sufficient safety and effectiveness data to assure FDA approval of a premarket approval (PMA) application for this device. You may obtain the guideline for the preparation of a PMA application, entitled "Premarket Approval (PMA) Manual," from the Division of Small Manufacturers Assistance at its toll-free number (800) 638-2041 or
(301) 443-6597.

If you have any questions, please contact Russell Pagano, Ph.D., at (301) 594-2194.


                                         Sincerely yours,

                                     /s/ Robert R. Malting
                                         ---------------------------
                                         Lillian Yin, Ph.D.
                                         Director, Division of Reproductive,
                                          Abdominal, Ear, Nose and Throat,
                                          and Radiological Devices
                                         Office of Device Evaluation
                                         Center for Devices and
                                          Radiological Health

                                  [Letterhead]



Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
425 Franklin Road, Suite 545
Marietta, Georgia 30067

RE:  P970019
     LithoTron(TM) Lithotripsy System
     Dated:  May 16, 1997
     Amended:  June 10, 1997

Dear Ms. Marlow:

The Center for Devices and Radiological Health (CDRH) of the Food and Drug Administration (FDA) has reviewed your premarket approval application (PMA) which requests approval for the LithoTron(TM) Lithotripsy System. We are pleased to inform you that CDRH has determined that the PMA is approvable subject to an FDA inspection that finds the manufacturing facilities, methods and controls in compliance with the applicable device Good Manufacturing Practice Regulations (21 CFR Part 820). Where appropriate, please amend the PMA to include any relevant information regarding the manufacturing facilities, methods or controls not previously submitted. If you have a manufacturing facility which is not prepared for production of the device, amend the PMA as soon as possible and notify your District Office to indicate when the facility will be prepared to produce the device so that the FDA inspection can be rescheduled. If you have any questions regarding the status of your GMP inspection please contact your District Office or the Office of Compliance at (301) 594-4695.

CDRH will issue an approval order after the inspectional findings have been reviewed and determined to be acceptable. You may not begin commercial distribution of the device manufactured at your facility until you have received an approval order.

There are other options in lieu of amending the PMA as indicated above and/or awaiting a CDRH approval decision based upon the findings of an FDA inspection of the manufacturing facility. You amy choose to withdraw the PMA or you may treat this letter as a formal denial of approval. If you choose the latter, you may request administrative review, either through a hearing or review by an independent advisory committee, under section 515(d)(3) and 515(g) of the Federal Food, Drug, and Cosmetic Act by filing a petition with the Food and Drug Administration, Dockets Management Branch (HFA-305), Room 1-23, 12420 Parklawn Drive, Rockville, Maryland 20857, within 30 days of the date you receive this letter. A petition for administrative review must be submitted in accordance with general administrative procedures for submission of documents to the Dockets Management Branch (21 CFR 10.20) and in the form of a petition for reconsideration (21 CFR 10.33). After reviewing the petition, FDA will decide whether to grant or deny the petition and will publish a notice

Page 2 - Ms. Marie E. Marlow

of its decision in the FEDERAL REGISTER. If FDA grants the petition, the notice will state the issues to be reviewed, the form of the review to be used, the persons who may participate in the review, the time and place where the review will occur, and other details.

All amendments to the PMA should be submitted in triplicate to the address below and reference the above PMA number to facilitate processing.

     PMA Document Mail Center (HFZ-401)
     Center for Devices and Radiological Health
     Food and Drug Administration
     9200 Corporate Boulevard
     Rockville, Maryland 20850

If you have any questions concerning this approvable letter, please contact Russell P. Pagano, Ph.D., at (301) 594-2194.

                                       Sincerely yours,

                                       /s/ Kimber Richter, M.D.
                                       ---------------------------
                                       Kimber Richter, M.D.
                                       Deputy Director, Clinical
                                        and Review Policy
                                       Office of Device Evaluation
                                       Center for Devices and
                                        Radiological Health

                                  [Letterhead]


Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics
13 West Park Square Suite B
Marietta, Georgia 30060

RE:  G960122/S7
     LithoTron(TM) Lithotripsy System
     Dated:  March 12, 1997
     Amended Received:  March 17, 1997

Dear Ms. Marlow:

The Food and Drug Administration (FDA) has reviewed the supplement to your investigational device exemptions (IDE) application proposing to treat a single additional patient who does not meet the inclusion criteria. Your supplement is approved and you may enroll this patient at the Cape Girardeau site in accordance with the investigational site waiver granted in our July 5, 1996, letter. Your investigation is still limited to 4 institutions and 300 subjects.

Since FDA believes this change affects the rights, safety or welfare of the subject, you must also obtain institutional review board (IRB) approval before implementing this change in your investigation (21 CFR 812.35(a)).

We would like to point out that FDA approval of your IDE supplement does not imply that this investigation will develop sufficient safety and effectiveness data to assure FDA approval of a premarket approval (PMA) application for this device. You may obtain the guideline for the preparation of a PMA application, entitled "Premarket Approval (PMA) Manual," from the Division of Small Manufacturers Assistance at its toll-free number (800) 638-2041 or (301) 443-6597.

If you have any questions, please contact Russell P. Pagano, Ph.D., at (301) 594-2194.

                                    Sincerely yours,

                                    /s/ Robert R. Ratling
                                    -------------------------------------
                                    Lillian Yin, Ph.D.
                                    Director, Division of Reproductive,
                                     Abdominal, Ear, Nose and Throat,
                                     and Radiological Devices
                                    Office of Device Evaluation
                                    Center for Devices and
                                     Radiological Health

                                  [LETTERHEAD]

Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics
13 West Park Square Suite B
Marietta, Georgia 30060

Re: G960122/S6
    LithoTron(TM) Lithotripsy System
    Dated: January 2, 1997
    Received: January 3, 1997

Dear Ms. Marlow:

The Food and Drug Administration (FDA) has reviewed the supplement to your investigational device exemptions (IDE) application proposing an expansion of your investigation to 300 subjects. Your supplement is approved and you may implement that change at an institution in accordance with the investigational site waiver granted in our July 5, 1996, letter. Your investigation is now limited to 4 institutions and 300 subjects.

We would like to point out that FDA approval of your IDE supplement does not imply that this investigation will develop sufficient safety and effectiveness data to assure FDA approval of a premarket approval (PMA) application for this device. You may obtain the guideline for the preparation of a PMA application, entitled "Premarket Approval (PMA) Manual," from the Division of Small Manufacturers Assistance at its toll-free number (800) 638-2041 or (301) 443-6597.

If you have any questions, please contact Russell P. Pagano, Ph.D., at (301) 594-2194.

                                 Sincerely yours,

                                 /s/ Robert R. Ratling
                                 ---------------------------------
                                 Lillian Yin, Ph.D.
                                 Director, Division of Reproductive,
                                  Abdominal, Ear, Nose and Throat,
                                  and Radiological Devices
                                 Office of Device Evaluation
                                 Center for Devices and
                                  Radiological Health

DEPARTMENT OF HEALTH & HUMAN SERVICES              Public Health Service



                                                   Food and Drug Administration
                                                   9200 Corporate Boulevard
                                                   Rockville  MD  20850

Ms. Marie E. Marlow
Vice President, Clinical and Regulatory Affairs
HealthTronics, Inc.
13 West Park Square Suite B
Marietta, Georgia  30060

Re:  G960122/S4
LithoTron (TM) Lithotripsy System
Dated:  November 1, 1996
Received:  November 1, 1996

Dear Ms. Marlow:

The Food and Drug Administration (FDA) has reviewed the supplement to your investigational device exemptions (IDE) application. You have corrected the deficiencies cited in our August 13, 1996, conditional approval letter. Therefore, your application is approved and you may continue your investigation at the institutions enrolled in accordance with the investigational site waiver granted in our July 5, 1996, letter. Your investigation is still limited to 4 institutions and 200 subjects.

You should also give serious consideration to the following item which is considered important for the analysis of your data for the purposes of determining safety and effectiveness for a future PMA application:

     FDA recommends that you verify the pressure values of your shockwave testing by performing 2 additional pressure tests with a reference hydrophone. These tests should be done at 2 new kV values; we recommend that the minimum (14 kV) and maximum (26 kV) voltages be measured. In addition, please be aware that, at the time of your PMA submission, FDA will recommend modifying your device labeling to include a description of the axial shift in the p+ position as the kV level is changed.

If you have any questions, please contact Russell P. Pagano, Ph.D., at
(301) 594-2194.

                                             Sincerely yours,

                                             /s/ ROBERT R. RATLING for

                                             Lillian Yin, Ph.D.
                                             Director, Division of Reproductive,
                                               Abdominal, Ear, Nose and Throat,
                                               and Radiological Devices
                                             Office of Device Evaluation
                                             Center for Devices and
                                               Radiological Health

                                  [LETTERHEAD]


Ms. Marie E. Marlow
Technical Advisor
BRI International, Inc.
15825 Shady Grove Road, Suite 130
Rockville, Maryland 20850

Re:   G960122/S1
      LithoTron(TM) Lithotripsy System
      Dated:  July 17, 1996
      Received:  July 17, 1996

Dear Ms. Marlow:

The Food and Drug Administration (FDA) has reviewed the supplement to your investigational device exemptions (IDE) application. Your application remains conditionally approved because your supplement adequately addressed only deficiencies 3, 4, 5, 6, 7, and 8 cited in our July 5, 1996, letter. You may continue your investigation, using a revised informed consent document which corrects deficiency number 1, at the institutions enrolled in accordance with the investigational site waiver granted in our July 5th letter. Your investigation is still limited to 4 institutions and 200 subjects.

This approval is being granted on the condition that, within 45 days from the date of this letter, you submit information correcting the following deficiencies:

1. Your response to Question 1a of the July 5 letter does not sufficiently reflect that the device is under investigational study; please provide a modified statement that better illustrates this point.

2. Your response to Question 2c of the July 5 letter is incomplete. Please add a Warning stating that bilateral treatment of a patient's kidneys should not be performed at any one procedure.

3. It was unclear in your original application whether or not the device utilized software; however, your response to Questions 2h and 2i, have raised new issues concerning the development, verification, and validation of any software used in the device should be presented. We have enclosed the REVIEWER GUIDANCE FOR COMPUTER CONTROLLED MEDICAL DEVICES to assist you in your presentation of this information. This information is being requested since failure of the software could lead to an electrode being overused. This situation could then result in erratic shock wave generation and/or damage to the shock wave system.

Page 2 - Ms. Marie E. Marlow


4. Your responses to Questions 9b and 9c are unclear. Please submit the information requested in Section 2.2.3. of the DRAFT OF SUGGESTED INFORMATION FOR REPORTING EXTRACORPOREAL SHOCK WAVE LITHOTRIPSY DEVICE SHOCK WAVE MEASUREMENTS (enclosed in the July 5 letter). Specifically, this information reporting the peak pressure location as a function of the generator output setting will help to address FDA's concern that the variation in the location of peak pressure with kV setting is not outside the range of acceptable parameters for this type of device. Dr. Gerald Harris of the Office of Science and Technology has agreed to discuss in depth with you FDA's concerns over the responses to 9b and 9c. He can be reached directly at (301) 443-6113.

5. Please clarify whether you plan to follow patients who develop hematomas and/or hypertension until these conditions have resolved.

This information should be identified as an IDE supplement referencing the IDE number above, and must be submitted in triplicate to:

               IDE Document Mail Center (HFZ-401)
               Center for Devices and Radiological Health
               Food and Drug Administration
               9200 Corporate Boulevard
               Rockville, Maryland 20850

If you do not provide this information within 45 days from the date of this letter, we may take steps to propose withdrawal of approval of your IDE application.

You should also give serious consideration to the following items which are considered important for the analysis of your data for the purposes of determining safety and effectiveness of a future PMA submission:

1. Although this supplement did not address the PMA concerns presented in the July 5 letter, please be aware that these issues will still need to be addressed when you submit your PMA. We strongly encourage you to address these issues as soon as possible to avoid potential problems during the review of your PMA.

2. Please be aware that the data from the testing that supports your table weight limit should be presented and summarized when you submit your PMA.

Page 3 - Ms. Marie E. Marlow

If you have any questions, please contact Russell Pagano, Ph.D., at (301) 594-2194.

                                         Sincerely yours,


                                          /s/  LILLIAN YIN
                                         ----------------------------------
                                         Lillian Yin, Ph.D.
                                         Director, Division of Reproductive,
                                           Abdominal, Ear, Nose and Throat,
                                           and Radiological Devices
                                         Office of Device Evaluation
                                         Center for Devices and
                                           Radiological Health


Enclosure

(LOGO) DEPARTMENT OF HEALTH & HUMAN SERVICES              PUBLIC HEALTH SERVICES

                                                    Food and Drug Administration
                                                    9200 Corporate Boulevard
                                                    Rockville MD 20850



Ms. Suzanne E. Setzer
Clinical Monitor
HealthTronics, Inc.
13 West Park Square, Suite B
Marietta, Georgia 30060

Re:      G960122
         LithoTron(TM) Lithotripsy System
         Indications for use: For the fragmentation of upper
           urinary tract calculi
         Dated: June 6, 1996
         Received: June 7, 1996
         HCFA Reimbursement Category: B2

Dear Ms. Setzer:

The Food and Drug Administration (FDA) has reviewed your investigational device exemptions (IDE) application. Your application is conditionally approved, and you may begin your investigation, using a revised informed consent document which corrects deficiency number 1, at an institution in accordance with the investigational site waiver granted below. Your investigation is limited to 4 institutions and 200 subjects.

This approval is being granted on the condition that, within 45 days from the date of this letter, you submit information correcting the following deficiencies:

Informed Consent Form:

1.       Please revise your informed consent document as indicated below:

         a. The "Study Description" section contains language which appears to promote the LithoTron(TM) as being safe and effective. Specifically, paragraph 1 of page 2 states that the design of the device "improves the precise focusing of the shock wave energy onto the stone, lessening the amount of energy passing through surrounding tissue." Please revise this form to make it clear that the safety and effectiveness of the LithoTron(TM) is not known at the present time;

         b. The "Study Description" section (paragraph 3 of page 2) indicates that no side effects from the use of the device are expected. Since lithotripsy can cause a variety of adverse events, this statement should either be removed or appropriately qualified to specifically state that few long-term (i.e., > 3 months) complications are expected;

         c. The "Risks" section should be revised to include the possibility of nephrectomy;

Page 2 - Ms. Suzanne E. Setzer

         d. Several of the medical terms used in the "Risks" section should be defined for the layperson (e.g., renal colic, perirenal hematoma); and

         e. The point-of-view in the informed consent document continually changes from the first to the second person (i.e., "I" versus "you"). To make the document more reader-friendly, this form should be rewritten using only one point-of-view.

Labeling:

2.       Please revise your LithoTron(TM) user's manual as indicated below:

         a. The manual should include the required investigational use caution statement and the prescription device caution statement;

         b. The indications for use of the device, as stated in the labeling, should be revised to be consistent with those of the protocol ( i.e., use in patients with upper urinary tract calculi). Currently, the labeling (pages 1-4 and 3-4) states that the device is for "all stones in the urinary system";

         c. The manual should include the standard contraindications, warnings, and precautions that are in the manuals of other extracorporeal shock wave lithotripters;

         d. Since the device is restricted to adults in the proposed clinical study, all references to the safe and effective treatment of children should be removed from the manual (e.g., pages 1-5 and 2-2);

         e. The manual should include a statement that radiation exposure to the patient and clinical personnel should be minimized;

         f. The labeling should state the maximum patient weight that can be supported by the treatment table. This maximum weight should be based on the results of actual testing;

         g. Since the study proposes to limit treatment power to a maximum of 26 kV, the labeling should be revised to include a warning statement that higher power levels should not be used. Currently, several pages of the manual refer to the use of treatment powers of up to 28 kV (e.g., 1-5, 1-11, and 2-16);

         h. The manual provides a relationship between the maximum number of shocks per electrode and the kV used (see pages 1-5 and 2-3). In order to be included in the labeling, data should be submitted to verify this relationship. Information on any software used to calculate the electrode erosion (page 34) should also be presented;

Page 3 - Ms. Suzanne E. Setzer

         i. The manual states that the LithoTron(TM) is capable of triggering shocks in both a single ECG and a double ECG mode. However, unless data are provided demonstrating that the double ECG triggering mode does not present a significant risk, this device capability should be disabled; and

         j. The manual should include a warning stating that treatment should be limited to a maximum of 3000 shocks. The manual should also state that patients are limited to a maximum of three consecutive treatments to the same region with a minimum of 30 days between treatments.

3. Please revise your one-page investigator's agreement to specifically reference the six-page addendum. This will help ensure that the investigators fully understand their study responsibilities.

Study Design:

4.       Please modify your Inclusion/Exclusion criteria as follows:

         a. To be included in the study, women of child-bearing potential must have a negative pregnancy test;

         b. Patients with middle or lower ureteral stones should be excluded. Please note that FDA defines middle ureteral stones as those that overlay the bony pelvis;

         c. Patients with unresolved urinary tract infections should be excluded; and

         d. Patients who have failed previous ESWL therapy and those with impacted stones should be excluded.

5. Please address the following concerns about your adverse event reporting plan:

         a. You should justify your 2.5 cm cutoff for ecchymosis to be considered an adverse event;

         b. It is unclear what constitutes "severe" pain. In order to assure uniform (and statistically poolable) reporting of this event, please present a clear definition for both FDA and the investigators; and

         c. We recommend that you add skin redness/bruising, nausea and/or vomiting, and cardiac arrhythmia to the adverse event section and appropriate forms.

6. We strongly recommend that you add a one month follow-up visit. This will give you a tighter window in which to report on the effectiveness and safety parameters of your study. In addition, it is unclear how you

Page 4 - Ms. Suzanne E. Setzer

         plan to utilize your retreatment schedule (30 day interval between treatments) if you do not include this one month follow-up visit.

7. Please modify your pre-treatment evaluation to include either an IVP or a KUB and ultrasound (as opposed to the current plan which calls for just a KUB).

8. Please modify your evaluation protocols to state that, if infection is indicated by the urinalysis, a urine culture should be performed.

9. Please correct and comment (where appropriate) on the following inconsistencies in your presentation of the shock wave characteristics of the LithoTron(TM):

         a. On page 12 of the Sonic Technologies report, the rise time of your device is listed as 139.5 ns, while Appendix F (page 1-14) lists the rise time as < 10 ns. Please clarify this inconsistency. If the 139.5 ns time is correct, please comment on this figure since it is on the long end of the scale for your type of device;

         b. Figure 7 of the Sonic Technologies report shows the peak compressional and rarefactional pressures to be between 23 and 29 MPa over a kV range of 16 to 28. Please explain why the pressure does not change significantly as the kV setting is increased. Also, Appendix F (page 1-14) lists the peak pressure as 35 - 60 MPa. Please correct this discrepancy;

         c. Page 14 of the Sonic Technologies report states that the maximum compressional pressure was found to be 9 mm away from the system reference position (in the z-direction). Please discuss whether this fact is expected to have any influence on the safety or effectiveness of the device;

         d. Please explain why the beam was found to be asymmetric (pages 14 to 18, Sonic Technologies report). Also, Appendix F (page 1
                  - 14) states the focus size to be 8 mm in the lateral dimension at 20 kV. This implies that the beam is symmetric. Please correct this discrepancy; and

         e. Your application lists the axial focal dimension as 35 mm (page 19, Sonic Technologies), 38 mm (page 1-14, Appendix F), and 55 mm (page 3, Report of Prior Investigations). Please correct these discrepancies.

This information should be identified as an IDE supplement referencing the IDE number above. and must be submitted in triplicate to:

                  IDE Document Mail Center (HFZ-401)
                  Center for Devices and Radiological Health
                  Food and Drug Administration

Page 5 - Ms. Suzanne E. Setzer

                  9200 Corporate Boulevard
                  Rockville, Maryland 20850

If you do not provide this information within 45 days from the date of this letter, we may take steps to propose withdrawal of approval of your IDE application.

FDA will waive those requirements regarding the submission and prior FDA approval of a supplemental application and receipt of certification of institutional review board (IRB) approval for the addition of investigational sites (21 CFR 812.35(b)) provided:

1. The total number of investigational sites does not exceed 4, and the number of subjects does not exceed 200.

2.       You maintain current records on:

         a.       the names and addresses of all investigational sites,

         b. the names and addresses of all investigators, identifying those that are currently participating,

         c.       the names, addresses and chairpersons of all IRBs,

         d.       the dates of the IRB approvals, and

         e. the dates of first shipment or first use of investigational devices for all participating institutions.

3. Within 5 days of reaching the investigational site limit, you submit to FDA a current list containing the information specified in 2(a-e) above.

4. The current investigator list to be submitted to FDA at 6-month intervals (21 CFR 812.150(b)(4)) will contain the information specified in 2(a-e) above.

5. You submit to FDA, within 2 days of receipt of a request by FDA, a current list containing the information specified in 2(a-e) above.

6. The reviewing IRB does not require any significant changes in the investigational plan or in the informed consent, that is, require any change which may increase the risks to subjects or affect the scientific soundness of the study. (Please note: If a significant change is requested, this change must be submitted to FDA for review and approval prior to initiating the study at that investigational site.) Minor changes requested by the IRB may be made without prior FDA approval.

If you agree to these conditions, you may begin an investigation at a new investigational site after the IRB has approved the investigation. No documentation should be submitted for any institution within the approved limit until the investigational site limit is reached or the 6-month current investigator list is due. FDA assumes that you have agreed to the conditions of this waiver unless you specifically notify us in writing of your disagreement. Please note, however, that you must submit a supplemental IDE application, and receive FDA approval, prior to expanding the investigation

Page 6 - Ms. Suzanne E. Setzer

beyond the limit specified above. Additionally, if you do not agree to these conditions, you must comply with the full requirements for the submission to FDA of a supplemental IDE application for new investigational sites not already specifically approved for participation in your study (21 CFR 812.35(b)).

We would like to point out that FDA approval of your IDE application does not imply that this investigation will develop sufficient safety and effectiveness data to assure FDA approval of a premarket approval (PMA) application for this device.

You should also give serious consideration to the following items which are considered important for the analysis of your data for the purposes of determining safety and effectiveness for a future PMA application:

1. Please be aware that the statistical presentation of data for your PMA application should include analyses of all parameters that may affect the poolability of the data (e.g., site differences, stone size and location, etc.). Any previous or concomitant treatments should also be analyzed and discussed for their influence on study results.

2. Please be aware that the are and post-blood pressure measurements collected should be reported on in a statistically sound manner in the PMA. This analysis should measure the device's effect on hypertension.

3. You make general reference to a "refurbishment" process in your "Manufacturing Information," section (Appendix G). Please clarify whether any components of the LithoTron(TM) are refurbished. If any components are refurbished, then the following additional information should be provided: (i) a list of the components being refurbished;
         (ii) a description of the refurbishment processes; (iii) a description of how HMT determines that the component has been properly refurbished; and (iv) data demonstrating that the refurbished components are adequate prior to installation.

4. Please clarify whether the x-ray system is legally marketed in the United States (i.e., give the 510(k) number).

5. You have utilized only one generator setting (20 kV) when reporting your shock wave data. Please be aware that FDA recommends, in the Draft of Suggested Information for Reporting Extracorporeal Shock Wave Lithotripsy Device Shock Wave Measurements (enclosed), that this information be provided at minimum, typical, and maximum settings. This data will be requested prior to PMA approval.

We have enclosed the guidance document entitled "Sponsor's Responsibilities for a Significant Risk Device Investigation" to help you understand the functions and duties of a sponsor. Also enclosed is the guidance document "Investigators' Responsibilities for a Significant Risk Device Investigation" which you should provide to participating investigators.

Page 7 - Ms. Suzanne E. Setzer

If you have any questions, please contact Russell Pagano, Ph.D., at (301) 594-2194.

                                    Sincerely yours,

                                    /s/ Lillian Yin, Ph.D.
                                    -----------------------------------
                                    Lillian Yin, Ph.D.
                                    Director, Division of Reproductive,
                                     Abdominal, Ear, Nose and Throat,
                                     and Radiological Devices
                                    Office of Device Evaluation
                                    Center for Devices and
                                     Radiological Health

Enclosures

(l)      Sponsor's Responsibilities for a Significant Risk Device Investigation
(2)      Investigators Responsibilities for a Significant Risk Device
         Investigation
(3) Draft of Suggested Information for Reporting Extracorporeal Shock Wave Lithotripsy Device Shock Wave Measurements